AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

     THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of August 18, 1997 between PNC BANK, NATIONAL ASSOCIATION ("Lender"), having an office at Two Tower Center Boulevard, East Brunswick, New Jersey 08816, and INTELLIGROUP, INC., a New Jersey corporation ("Borrower"), having an office at 517 Route One South, Iselin, New Jersey 08830.

                                   WITNESSETH:
                                   -----------

     A. Lender and Borrower entered into a Loan and Security Agreement dated as of January 22, 1997 (as amended hereby and as further amended, supplemented or otherwise modified from time to time, the "Agreement"), pursuant to which, among other things, Lender (i) agreed to make revolving loans to Borrower in the maximum aggregate principal amount outstanding at any time of $7,500,000, and
(ii) at its option, may make equipment loans to Borrower in the aggregate principal amount not to exceed $350,000, all upon the terms and subject to the conditions set forth therein.

     B. Borrower and Lender desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Capitalized terms used in this Amendment shall have the same meanings given them in the Agreement, unless otherwise defined herein.

     2. The definitions of Borrowing Base, Borrowing Base Certificates and Qualified Account set forth in Section 1.1 of the Agreement are hereby deleted.

     3. The definition of "Revolving Credit Limit" set forth in Section 1.1 of the Agreement is hereby amended to delete "the lesser of $7,500,000 or the Borrowing Base" and substitute "$7,500,000" therefor.

     4. The following definitions shall be added to Section 1.1 of the Agreement as follows:

          (a) A definition of "EBIT" is hereby added to read in its entirety as follows:

          "'EBIT' - for any period, the consolidated net income (or loss) of Borrower and its consolidated subsidiaries for such period, before deduction for taxes and interest expense and without giving effect to any extraordinary gains or losses for such period, determined in accordance with GAAP."

          (b) A definition of "Eligible Equipment Collateral" is hereby added to read in its entirety as follows:

          "'Eligible Equipment Collateral' - (a) all Eligible Equipment purchased with the proceeds of Equipment Loans, (b) all documents of title, policies or certificates of insurance, insurance proceeds, chattel paper and other documents and instruments evidencing or pertaining to any such Eligible Equipment, (c) all claims of Borrower against third parties for loss of or damage to, or otherwise relating to, any such Eligible Equipment, (d) all books and records owned by Borrower or in which Borrower has an interest, which contain information identifying any of such Eligible Equipment or which would or may otherwise be necessary or helpful in the actual and/or potential realization on any of such Eligible Equipment, and (e) all accessions and additions to, replacements and substitutions for, and proceeds and products of any of the foregoing."

          (c) A definition of "Euro-Rate" is hereby added to read in its entirety as follows:

          "'Euro-Rate' - with respect to any Revolving Loan bearing interest at the Euro-Rate for any Euro-Rate Interest Period, the interest rate per annum determined by Lender by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/16th of 1% per annum) (a) the rate of interest determined by Lender in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Banking Days prior to the first day of such Euro-Rate Interest Period for an amount comparable to such Revolving Loan and having a borrowing date and a maturity comparable to such Euro-Rate Interest Period by (b) a number equal to 1.00 minus the Euro-Rate Reserve Percentage."

          (d) A definition of "Euro-Rate Interest Period" is hereby added to read in its entirety as follows:

          ''Euro-Rate Interest Period' - the period of one, two or three months selected by Borrower commencing on the date of disbursement of a Revolving Loan bearing interest at the Euro-Rate and each successive period selected by Borrower thereafter, provided, that if a Euro-Rate Interest Period would end on a day which is not a Banking Day, it shall end on the next succeeding Banking Day, unless such day falls in the succeeding calendar month in which case the Euro-Rate Interest Period shall end on the next preceding Banking Day. In no event shall any Euro-Rate Interest Period end on a day after the Revolving Credit Termination Date."

          (e) A definition of "Euro-Rate Loans" is hereby added to read in its entirety as follows:

          "'Euro-Rate Loans' - Revolving Loans bearing interest at a rate based upon the Euro-Rate."

          (f) A definition of "Euro-Rate Reserve Percentage" is hereby added to read in its entirety as follows:

          "'Euro-Rate Reserve Percentage' - on any day, the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities")."

          (g) A definition of "Interest Coverage Ratio" is hereby added to read in its entirety as follows:

          "'Interest Coverage Ratio' - for any period, the ratio of (a) EBIT for such period, to (b) Interest Expense for such period."

          (h) A definition of "Interest Expense" is hereby added to read in its entirety as follows:

          "'Interest Expense' - for any period, the consolidated interest expense of Borrower and its consolidated subsidiaries for such period, determined in accordance with GAAP."

          (i) A definition of "Leverage Ratio" is hereby added to read in its entirety as follows:

          "'Leverage Ratio' - at any particular date of determination, the ratio of (a) Total Liabilities on such date, to (b) Tangible Net Worth on such date."

          (j) A definition of "Operating Income" is hereby added to read in its entirety as follows:

          "'Operating Income' - for any period, the amount which, in conformity with GAAP, would be set forth opposite the caption "operating income" or any like caption of Borrower's consolidated income statement."

          (k) A definition of "Prime Rate Loans" is hereby added to read in its entirety as follows:

          "'Prime Rate Loans' - Revolving Loans bearing interest at a rate based upon the Prime Rate."

          (l) A definition of "Total Liabilities" is hereby added to read in its entirety as follows:

          "'Total  Liabilities' - at any particular date of  determination,  the
     consolidated   total   liabilities   of  Borrower   and  its   consolidated
     subsidiaries on such date, determined in accordance with GAAP."

     5. Section 2.3 of the Agreement is hereby amended to read in its entirety as follows:

          "2.3 Procedure for Revolving Loan Borrowings. Borrower may request to borrow under the Revolving Line of Credit on any Banking Day prior to the Revolving Credit Termination Date by giving Lender irrevocable notice prior to 12:30 p.m. (eastern standard time) (a) on the Banking Day of the proposed borrowing date, in the case of Prime Rate Loans, or (b) three (3) Banking Days prior to the proposed borrowing date, in the case of Euro-Rate Loans, specifying (i) the amount to be borrowed, (ii) the requested borrowing date (which must be a Banking Day), (iii) whether the Revolving Loans to be borrowed will be Euro-Rate Loans and/or Prime Rate Loans, and
     (iv) in the case of Euro-Rate Loans, the relevant Euro-Rate Interest Period. Borrower may select different interest rate options to apply simultaneously to different Revolving Loans and may select up to three (3) different interest periods to apply simultaneously to different Euro-Rate Loans. Subject to the terms of this Agreement, not later than 3:00 p.m. (eastern standard time) on the borrowing date specified in such notice, subject to the terms and conditions hereof, Lender shall make the amount of such Revolving Loan available to Borrower by depositing such amount in immediately available funds in the account of Borrower with Lender. Each borrowing of Euro-Rate Loans under the Revolving Line of Credit shall be in a minimum amount of $500,000 and each borrowing of Prime Rate Loans under the Revolving Line of Credit shall be in a minimum amount of $250,000. Subject to the terms of this Agreement, at the end of any Euro-Rate Interest Period applicable to a Euro-Rate Loan, Borrower may renew such Loan as a Euro-Rate Loan or convert such Loan to a Prime Rate Loan. If no notice of conversion or renewal is received by Lender prior to three (3) Banking Days before the end of such Euro-Rate Interest Period, Borrower shall be deemed to have converted such Loan to a Prime Rate Loan. All notices given by Borrower to Lender pursuant to this Section 2.3 may be by telephone (confirmed immediately in writing). Lender shall give Borrower prompt notice of the Euro-Rate determined in accordance with this Agreement, and any such determination shall be conclusive absent manifest error.

     6. Subsection 4.1(a)(i) of the Agreement is hereby amended to read in its entirety as follows:

          "(i) Each Revolving Loan shall bear interest, at the selection of Borrower, at (A) a fluctuating rate per annum equal to the Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower, or (B) subject to Section 4.9 hereof, at a rate per annum equal to two percent (2%) per annum above the Euro-Rate for the Euro-Rate Interest Period in an amount equal to such Revolving Loan and having a comparable  maturity as  determined  at or about 11 a.m.  (eastern time) two Banking Days prior to the commencement of the Euro-Rate Interest Period, each change in the Euro-Rate as the result of any change in the Euro-Rate Reserve Percentage to take effect simultaneously with the effective date of such change in the Euro-Rate Reserve Percentage."

     7. Subsection 4.1(a)(ii) of the Agreement is hereby amended to read in its entirety as follows:

          "(ii) Each Equipment Loan shall bear interest at a fluctuating rate per annum equal to one-quarter of one percent (1/4 of 1%) per annum above the Prime Rate in effect from time to time, each change in such fluctuating rate to take effect simultaneously with the corresponding change in the Prime Rate, without notice to Borrower."

     8. A new Section 4.9 is added to the Agreement and shall read in its entirety as follows:

          "4.9 Unavailability of Euro-Rate Loans; Funding Loss Indemnification.

            (a) If Lender determines (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the applicable amounts) are not being offered to banks in the interbank eurodollar market for the selected term, or adequate means do not exist for ascertaining the Euro-Rate, then Lender shall give notice thereof to Borrower. Thereafter, until Lender notifies Borrower that the circumstances giving rise to such determination no longer exist, (i) the availability of Euro-Rate Loans shall be suspended, and (ii) all Euro-Rate

      Loans shall be converted at the expiration of the then current Euro-Rate Interest Period(s) to Prime Rate Loans.

          (b) If Lender shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make or maintain Euro-Rate Loans, Lender shall notify Borrower. Upon receipt of such notice, until Lender notifies Borrower that the circumstances giving rise to such determination no longer apply, (i) the availability of Euro-Rate Loans shall be suspended, and (ii) all current Euro-Rate Loans shall be converted to the Prime Rate Loans either (A) on the last day of the then current Euro-Rate Interest Period(s) if Lender may lawfully continue to maintain Euro-Rate Loans to such day, or
     (ii) immediately if Lender may not lawfully continue to maintain Euro-Rate Loans.

          (c) If Lender shall determine (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall have the effect of requiring an increase in the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, and Lender determines that such increase is based upon its obligations hereunder, and other similar obligations, Lender shall notify Borrower of the amount allocable to Lender's obligations to Borrower hereunder. Borrower shall pay such amount to Lender within ten (10) days after such notice is given. Any such determination by Lender shall be conclusive absent manifest error.

          (d) Borrower shall indemnify Lender against all liabilities, losses and expenses (including, without limitation, any loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by Lender to fund or maintain Euro-Rate Loans) which Lender incurs or sustains as a consequence of (i) any prepayment by Borrower of any Euro-Rate Loan (other than on the last day of the Euro-Rate Interest Period relating thereto) or (ii) any attempt by Borrower to revoke (expressly, by later inconsistent notice, or otherwise) in whole or in part any notice given to Lender to request, renew or repay any Euro-Rate Loan or to convert any
     Prime Rate Loan into a Euro-Rate Loan. If Lender incurs or sustains any such liability, loss or expense, it shall notify Borrower of the amount determined by Lender to be necessary to indemnify Lender for such liability, loss or expense (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as Lender deems reasonable). Borrower shall pay such amount to Lender within ten (10) days after such notice is given. Any such determination by Lender shall be conclusive absent manifest error.

     9. A new Section 6.5 is hereby added to the Agreement to read in its entirety as follows:

          "6.5 Release of Collateral.

          (a) Concurrently with the delivery of the financial statements referred to in Subsections 8.5(a) and 8.5(b) hereof with respect to the fiscal year and fiscal quarter, respectively, of Borrower ending on December 31, 1997, upon Borrower's request Lender shall release its lien on and security interest in the Collateral (other than Eligible Equipment Collateral), provided that the conditions to release described in Subsection 6.5(b) hereof have been satisfied, in the sole discretion of Lender. Any such request by Borrower shall be made in writing and accompanied by a certificate of the chief financial officer of Borrower stating that the conditions to release described in Subsection 6.5(b) hereof have been satisfied.

          (b) Lender shall not be required to release its lien on and security interest in the Collateral (other than Eligible Equipment Collateral) unless all of the following conditions have been satisfied, in the sole discretion of Lender:

               (i) the Operating Income for the fiscal year of Borrower ending on December 31, 1997 shall have been equal to or greater than eighty percent (80%) of the Operating Income for the fiscal year of Borrower ending on December 31, 1996;

               (ii) the Operating Income for the three-month period ending on December 31, 1997 shall have been equal to or greater than eighty-five percent (85%) of the Operating Income for the three-month period ending on September 30, 1997;

               (iii) the Operating Income for the six-month period ending on December 31, 1997 shall have been equal to or greater than ninety percent (90%) of the Operating Income for the six-month period ending on June 30, 1997;

               (iv) Borrower shall have at all times been in compliance with the financial covenants contained in Sections 9.18, 9.19, 9.22 and 9.23 hereof;

               (v) Borrower shall have provided Lender evidence that is reasonably satisfactory to Lender that the SAP National Logo Partner Agreement dated April 29, 1997, between Borrower and SAP America, Inc. (the "SAP Agreement") is in full force and effect and that the term of the SAP Agreement has been renewed or extended for at least one year beyond its current termination date;

               (vi) there shall have been no material adverse change in Borrower's condition (financial or otherwise), results of operations, assets or operations since December 31, 1997; and

               (vii) no Event of Default, or any event which, with the giving of notice, the lapse of time, or both, or the occurrence of any other condition, would constitute an Event of Default, shall have occurred and be continuing.

     10. Subsection 7.10 of the Agreement is hereby amended to delete the last sentence thereof.

     11. Subsection 8.5(b) of the Agreement is hereby amended (a) to add "and by March 31, 1998 with respect to the fourth fiscal quarter of 1997" after "fiscal year of Borrower" in the third line thereof, and (b) to delete "to the extent that they relate to dates or periods on or before June, 1998, reviewed by an independent certified public accountant reasonably satisfactory to Lender and" after "as applicable)," in the tenth line thereof.

     12. Subsection 8.5(d) of the Agreement is hereby amended to read in its entirety as follows:

          "(d) Intentionally Omitted."

     13. Subsection 8.5(e)(ii) of the Agreement is hereby amended to add ", 9.22 and 9.23" after "9.19" in the second to last line thereof.

     14. A new Subsection 8.5(e)(iii) is hereby added to the Agreement to read in its entirety as follows:

          "(iii) Concurrently with the delivery of the financial statements referred to in Subsection 8.5(a), a certificate of the independent certified public accountant that audited such financial statements, and concurrently with the delivery of the financial statements referred to in (b) hereof, a certificate of the chief financial officer of Borrower, in each case indicating the Interest Expense for all periods necessary to determine Borrower's compliance with Section 9.22 hereof."

     15. A new Subsection 8.5(i) is hereby added to the Agreement to read in its entirety as follows:

          "(i) Accountant's Reports. Promptly upon receipt thereof, true and complete copies of all reports submitted to Borrower by an independent certified public accountant in connection with each annual, interim or special audit of the books of Borrower or its subsidiaries made by such accountant, including, without limitation, any management letter commenting on the internal controls of Borrower or its subsidiaries."

     16. Section 9.5 of the Agreement is hereby amended to delete "$250,000" in the fourth line thereof and to substitute "$750,000" therefor.

     17. Section 9.20 of the Agreement is hereby amended to delete "$750,000" in the third line thereof and to substitute "$1,500,000" therefor.

     18. A new Section 9.22 is hereby added to the Agreement to read in its entirety as follows:

          "9.22 Interest Coverage Ratio. Cause or permit Borrower's Interest Coverage Ratio for any period of four consecutive calendar quarters to be less than 3.00 to 1.00, as determined at the end of each fiscal quarter of Borrower."

     19. A new Section 9.23 is hereby added to the Agreement to read in its entirety as follows:

          "9.23 Leverage Ratio. Cause or permit Borrower's Leverage Ratio at any time to be more than 1.00 to 1.00, as determined at the end of each fiscal quarter of Borrower.

     20. In order to induce Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender that:

          (a) no Event of Default, or any event which, with the giving of notice, the lapse of time, or both, or the occurrence of any other condition, would constitute an Event of Default, has occurred and is continuing;

          (b) the Agreement, the Notes and each of the other Loan Documents, after giving effect to this Amendment and the transactions contemplated hereby, continue to be in full force and effect and to constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms;

          (c), the representations and warranties made by Borrower in or pursuant to the Agreement or any Loan Document, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith, are each true and correct in all material respects on and as of the date hereof, as though made on and as of such date;

          (d) Borrower has not amended its Certificate of Incorporation or Bylaws subsequent to January 22,1997; and

          (e) Borrower has delivered to Lender a true, complete and correct copy of the SAP Agreement (including all amendments thereto).

     21. This Amendment shall become effective upon the satisfaction of the following conditions:

          (a) Lender shall have received such executed and delivered documents and instruments from Borrower and others as it may request in connection with the transactions contemplated hereby (including, without limitation, a good standing certificate and UCC-1, judgment, federal tax lien and other searches with respect to Borrower).

          (b) Borrower shall have paid all expenses of Lender, including, without limitation, reasonable counsel fees, in connection with the preparation, execution and delivery of this Amendment and any other documents and instruments to be executed and delivered pursuant hereto or in connection herewith, and the transactions contemplated hereby.

     22. This Amendment may be executed in several counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute one agreement.

     23. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts law.

     24. From and after the effectiveness hereof, all references to the Agreement in the other Loan Documents shall mean the Agreement as amended and modified by this Amendment.

     25. Borrower expressly ratifies and confirms the waiver of jury trial and other provisions of Section 15.9 of the Agreement.


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

     26. Except as amended and otherwise modified by this Amendment, the Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                             INTELLIGROUP, INC.


By: /s/ Robert M. Olanoff           By: /s/ Ashok Pandey
    -----------------------             ---------------------------
    Robert M. Olanoff,                  Ashok Pandey, President and
    Secretary                           Chief Executive Officer


                                     PNC BANK, NATIONAL ASSOCIATION


                                     By: /s/ Edward D. Harrington
                                         --------------------------
                                         EDWARD D. HARRINGTON,
                                         Vice President